Exhibit 99.1

Contact:
Provectus Biopharmaceuticals, Inc.	Porter, LeVay & Rose, Inc.
Peter R. Culpepper, CFO, COO	Marlon Nurse, DM, SVP – Investor Relations
Phone: 866-594-5999 #30	Phone: 212-564-4700
Bill Gordon – Media Relations
Phone: 212-724-6312

PROVECTUS BIOPHARMACEUTICALS INC. TO LIST ON NYSE MKT

COMMON SHARES TO BEGIN TRADING ON FRIDAY MAY 16, 2014

SYMBOL REMAINS “PVCT”

KNOXVILLE, TN, May 13, 2014 — Provectus Biopharmaceuticals, Inc. (OTCQB: PVCT) (http://www.pvct.com), a development-stage oncology and dermatology biopharmaceutical company, announced today that its shares of common stock have been approved for listing on the NYSE MKT. Shares will begin trading on the NYSE MKT on Friday May 16, 2014. The company’s ticker symbol will remain “PVCT,” but it will withdraw its shares from quotation on the OTCQB concurrent with listing its shares on the NYSE MKT.

Dr. Craig Dees, PhD, CEO of Provectus said, “Listing on the NYSE MKT is a huge milestone for Provectus Biopharmaceuticals, and I take a great deal of personal satisfaction from this news. I believe that this will enhance our shareholder value as well as broaden our shareholder base and heighten our corporate profile in the capital markets.”

NYSE MKT is a fully integrated trading venue within the NYSE Euronext community and leverages the NYSE’s advanced and innovative market model to offer a premier venue for listing and trading the stocks of small companies. The venue utilizes the trading, connectivity and routing technologies of the NYSE platform and offers superior price discovery, superior liquidity and reduced trading volatility. Listed companies benefit from issuer-selected Designated Market Makers (DMM) that utilize world-class NYSE trading systems to discover and improve prices, dampen volatility, add liquidity and enhance value. In addition, NYSE MKT-listed companies gain access to the brand visibility and are eligible for the issuer services enjoyed by the NYSE Euronext community.

“We welcome Provectus to the NYSE community and look forward to a strong partnership with the Company and its shareholders,” said Scott Cutler, Executive Vice President and Head of Global Listings at NYSE Euronext. “Provectus will join other pharmaceutical companies that benefit from NYSE’s trusted and reliable platform to raise capital.”

About IntercontinentalExchange Group, Inc.

IntercontinentalExchange Group, Inc. (NYSE: ICE) is the leading network of regulated exchanges and clearing houses for financial and commodity markets. ICE delivers transparent, reliable and accessible data, technology and risk management services to markets around the world through its portfolio of exchanges, including the New York Stock Exchange, NYSE MKT, ICE Futures, Liffe and Euronext.

Trademarks of ICE and/or its affiliates include IntercontinentalExchange, ICE, ICE block design, NYSE Euronext, NYSE, New York Stock Exchange, LIFFE and Euronext. Information regarding additional trademarks and intellectual property rights of IntercontinentalExchange Group, Inc. and/or its affiliates is located at https://www.theice.com/terms.jhtml and http://www.nyx.com/terms-use.

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals specializes in developing oncology and dermatology therapies. Its novel oncology drug PV-10 is designed to selectively target and destroy cancer cells without harming surrounding healthy tissue, significantly reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. Its dermatological drug PH-10 also targets abnormal or diseased cells, with the current focus on psoriasis and atopic dermatitis. Provectus has recently completed Phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date thereof.

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